As filed with the Securities and Exchange Commission on September 14, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                          May 17, 2011

     W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
( State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                (203) 629-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by W. R. Berkley Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 17, 2011 (the “Original Report”).  The sole purpose of this amendment is to disclose, as required by SEC regulations, the decision of the Company regarding the frequency with which it will conduct nonbinding stockholder advisory votes to approve named executive officer compensation (“say-on-pay votes”).  No changes have been made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting of Stockholders held on May 17, 2011, the Company's stockholders voted on, among other matters, a proposal regarding the frequency with which say-on-pay votes should be held in the future.  As previously reported by the Company in the Original Report, a majority of votes cast on the frequency proposal were cast in favor of holding say-on-pay votes every year.  In light of such voting results, the Board of Directors has determined that the Company will hold say-on-pay votes every year until the next advisory vote on the frequency of such votes which, in accordance with applicable law, will occur no later than the Company’s Annual Meeting in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:  /s/       Eugene G. Ballard
Name:  Eugene G. Ballard
Title:	Senior Vice President –
Chief Financial Officer

Date:  September 14, 2011